July 30, 2007

VitelTrust Business Development Corp
Board of Directors
3000 Bay Point Drive, Suite 910
Tampa. FL 33623

RE: Resignation

Dear Mr, Chairman:

The undersigned, David Bryant, currently a Member of the Board of Directors of VrtalTrust Business Development Corp, a Nevada corporation, submits this as my letter of resignation and i do therefore resign as a Director of the Company.

I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K,

Sincerely,

/s/ David Bryant